PROSPECTUS SUPPLEMENT
(To Prospectus Supplement Dated April 26, 2001 and Prospectus Dated December 15, 2000)

                           $292,816,000 (APPROXIMATE)
                       MORTGAGE PASS-THROUGH CERTIFICATES,
                               CDMC SERIES 2001-A1

                          CENDANT MORTGAGE CORPORATION
                                 MASTER SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR


     The following statements in the Prospectus Supplement dated April 26, 2001 are modified as indicated below:

     1. The tables on page S-59 of the prospectus supplement entitled "Pre-Tax Yield to Maturity of the Class II-A-IO Certificates at the Following Percentages of CPR" and "Pre-Tax Yield to Maturity of the Class III-A-IO Certificates at the Following Percentages of CPR" should be replaced with the following:


                 PRE-TAX YIELD TO MATURITY OF THE CLASS II-A-IO
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR


    ASSUMED PURCHASE PRICE             0%               5%             15%            20%            25%           30%
    ----------------------             --               --             ---            ---            ---           ---
           2.30%*                    58.26%           51.99%         38.89%          32.04%         24.97%        17.59%

*Purchase price does not include accrued interest.


                 PRE-TAX YIELD TO MATURITY OF THE CLASS III-A-IO
                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF CPR


    ASSUMED PURCHASE PRICE             0%               5%             15%            20%            25%           30%
    ----------------------             --               --             ---            ---            ---           ---
             2.25%*                  45.30%           39.28%         26.72%          20.16%         12.53%        3.76%

*Purchase price does not include accrued interest.



                               MERRILL LYNCH & Co.

             The date of this Prospectus Supplement is May 4, 2001.